Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”), dated as of March 22, 2017 (the “Effective Date”), is made by and among Comstock Holding Companies, Inc., a Delaware corporation (the “Company”), and each of the stockholders listed on the signature page attached hereto (each a “Holder” and, collectively, the “Holders”).

RECITALS:

WHEREAS, each Holder holds that number of shares of the Company’s Series B Non-Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), as set forth next to such Holder’s name on Schedule I hereto (the “Exchange Shares”);

WHEREAS, the Company has authorized a new series of preferred stock of the Company designated as Series C Non-Convertible Preferred Stock, $0.01 par value per share, the terms of which are set forth in the Certificate of Designation of Series C Non-Convertible Preferred Stock (the “Series C Certificate of Designation”) in the form attached hereto as Exhibit A (the “Series C Preferred Stock”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange with the Holders, and the Holders desire to exchange with the Company, the Exchange Securities for shares of the Series C Preferred Stock (the “Exchange”).

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holders agree as follows:

1.    Exchange and Delivery. Each Holder hereby assigns and transfers the Exchange Shares to the Company in exchange for the issuance by the Company, effective as of the Effective Date and in full satisfaction of the Company’s obligations to such Holder with respect to the Exchange Shares, of that number of shares of Series C Preferred Stock as set forth next to such Holder’s name on Schedule I hereto (the “Shares”) to such Holder. On the Effective Date, each Holder shall deliver the certificate representing the Exchange Shares to the Company, together with a duly executed stock power, and the Company shall deliver to such Holder a certificate evidencing the Shares, as the case may be, in the name and amount as indicated on Schedule I hereto.

2.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Holders that as of the Effective Date:

(a)    Due Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company. Apart from the approval of the holders of a majority of the shares of Series B Preferred Stock to the filing of the Series C Certificate of Designation with the Delaware Secretary of State and the filing of the Series C Certificate of Designation with the Delaware Secretary of State, both of which actions will occur on or before the Effective Date, no other corporate action on the part of the Company, its board of directors or its stockholders is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated by this Agreement, including, without limitation, the issuance and delivery of the Shares.

(b)    Valid Issuance; Reservation of Shares; Preemptive Rights. The Shares are duly authorized and, when issued and exchanged in accordance with the terms hereof, will be duly and validly issued, free and clear of any liens, claims or encumbrances (“Liens”) imposed by or through the Company.

(c)    Non-Contravention. The execution and delivery of this Agreement, the issuance of the Shares and the consummation of the transactions contemplated hereby and thereby will not, subject to the approval of the holders of a majority of the shares of Series B Preferred Stock to the filing of the Series C Certificate of Designation, which will occur on or before the Effective Date, and following the filing of the Series C Certificate of Designation with the Delaware Secretary of State, (i) conflict with or constitute a material violation of or default under or give rise to any right of termination, material amendment, cancellation or acceleration or loss of any material rights under: (x) any material contracts to which the Company is a party; or (y) the Company’s amended and restated certificate of incorporation (as amended, the “Certificate of Incorporation”) or the Company’s bylaws; or (ii) to the Company’s knowledge, violate any order or decree applicable to the Company, or by which it or any of its operations are bound, and no such violation or default currently exists.

(d)    Exemption from Registration. Neither the Company nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) and the rules and regulations promulgated thereunder) for soliciting the Exchange. Assuming the representations and warranties of the Holders contained herein are true and complete, the Exchange will qualify for the registration exemption contained in Section 3(a)(9).

3.    Representations and Warranties of the Holders. Each Holder hereby represents and warrants to the Company and agrees as follows:

(a)    Due Authorization. Such Holder has all power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by such Holder and no other action on the part of the Holder is necessary to authorize the execution and delivery by such Holder of this Agreement.

(b)    Ownership. Such Holder is the sole beneficial owner of the Exchange Shares as set forth next to such Holder’s name on Schedule I hereto, free and clear of all Liens, and upon execution of this Agreement, the Company will take title to such Exchange Shares, free and clear of all Liens. There are no actions, suits or proceedings against the Holder affecting the title of any of such Exchange Shares or the right of such Holder to execute, deliver and perform this Agreement. Such Holder is not a party to or bound by, and such Exchange Shares being exchanged by such Holder pursuant to this Agreement are not subject to, any agreement, understanding or other arrangement (i) granting any option, warrant or right of first refusal with respect to such Exchange Shares to any person, (ii) restricting such Holder’s right to surrender and exchange such Exchange Shares as contemplated by this Agreement or (iii) restricting any other of such Holder’s rights with respect to such Exchange Shares.

(c)    Non-Contravention. The execution and delivery of this Agreement by such Holder and the consummation of the transactions contemplated hereby will not, following the filing of the Series C Certificate of Designations with the Delaware Secretary of State, (i) conflict with or constitute a material violation of or default under or give rise to any right of termination, material amendment, cancellation or acceleration or loss of any material rights under: (x) any material contracts to which such Holder is a party; or (y) the certificate of incorporation or the bylaws of such Holder or any similar organizational document of such Holder, if applicable; or (ii) to such Holder’s knowledge, violate any order or decree applicable to such Holder, or by which it or any of its operations are bound, and no such violation or default currently exists.

(d)    Exemption from Registration. Neither such Holder nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations promulgated thereunder) for soliciting the Exchange.

(e)    Tax Advisors. Such Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.    Additional Agreements and Acknowledgments.

(a)    No Consideration. The Holders and the Company confirm that the Company has not received any consideration for the transactions contemplated by this Agreement.

(b)    Waiver of Dividends. Each Holder hereby waives its right to receive any and all accrued and unpaid dividends, if any, with regard to the Exchange Shares, whether declared or undeclared, under the certificate of designation for the Series B Preferred Stock, the Certificate of Incorporation or otherwise. Notwithstanding anything to the contrary contained herein, the foregoing waiver shall become effective and binding on each Holder upon such Holder’s execution of this Agreement, whether or not any other Holder has executed this Agreement.

5.    Transfer Restrictions.

(a)    Transfer Restriction. The Preferred Stock may not be transferred without the consent of the Company.

(b)    Transfer of Series C Preferred Stock. The Holders acknowledge that the Shares are restricted securities and in addition to the restriction contained in Section 5(a) may be transferred only pursuant to: (i) an effective registration statement under the Securities Act and applicable state securities laws pertaining to such securities or an available exemption therefrom; and (ii) Rule 144 of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available.

(c)    Restrictive Legend. The Holders acknowledge and agree that, upon issuance pursuant to this Agreement, the certificates representing the Shares shall have endorsed thereon a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS. TRANSFER OR THESE SECURITIES IS FURTHER RESTRICTED BY THE TERMS OF THE NOTE EXCHANGE AND SUBSCRIPTION AGREEMENT DATED AS OF March     , 2017.”

6.     Miscellaneous.

(a)    Survival of Representations; Entire Agreement. All representations and warranties made by the parties pursuant to this Agreement shall survive the execution and delivery of this Agreement. This Agreement and the related documents referred to herein constitute the entire understanding between the parties with respect to the subject matter contained herein and therein and supersede any prior or contemporaneous understandings and agreements among them respecting such subject matter. Except as specifically set forth herein or therein, neither the Company nor the Holders make any representation, warranty, covenant or undertaking with respect to such matters.

(b)    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its conflict of laws principles. Any suit brought hereunder shall be brought in the state or federal courts sitting in Fairfax County, Virginia, and the parties hereby waive any claim or defense that such forum is not convenient or proper.

(c)     Amendments; Counterparts. This Agreement may be amended only by a written instrument duly executed by each of the parties. This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In order to facilitate execution of this Agreement, this Agreement may be duly executed and delivered by facsimile or other electronic transmission.

(d)    Further Assurances. The parties agree to (i) furnish upon request to each other such further information, (ii) execute and deliver to each other such other documents, and (iii) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

(e)    Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below:

If to the Company:

Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th Floor

Reston, Virginia 20190

Attn: Chief Financial Officer

If to a Holder:

to the address set forth next to such Holder’s name on Schedule I hereto.

(f)    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(g)    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

COMPANY:

Comstock Holding Companies, Inc.

By:	/s/ Christopher Clemente

Name:	Christopher Clemente

Title:	CEO

HOLDERS:

/s/ Christopher Clemente
Christopher Clemente

/s/ Teresa A. Schar
Teresa A. Schar

Investor Management, LC

/s/ Gregory Benson
By:	Gregory Benson
Title:	Manager

Schedule I

Name and Address	Shares of Series B Preferred Stock (Exchange Shares)	Shares of Series C Preferred Stock (Shares)
Christopher Clemente 1886 Metro Center Drive, 4th Floor Reston, Virginia 20190	386,105	386,105
Teresa A. Schar 1886 Metro Center Drive, 4th Floor Reston, Virginia 20190	193,052.50	193,052.50
Investor Management, LC c/o Gregory Benson	193,052.50	193,052.50